Exhibit 99.1

Corcentric Reports First Quarter 2022 Financial Results

Payments, Software, and Advisory Revenue Increased 20.5% Year Over Year

NEW YORK, NY, and CHERRY HILL, NJ, July 21, 2022 – Corcentric, a leading global provider of payments, procurement, accounts payable, and accounts receivable solutions to enterprise and middle-market companies, today reported financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights:

•	Total revenues increased 12.0% year-over-year to $40.8 million, compared to $36.5 million in the prior year period.
•	Payments, software, and advisory revenue (excluding equipment sales) increased 20.5% year-over-year to $30.1 million, compared to $25.0 million in the prior year period.
•	Gross profit increased 44.0% year-over-year to $17.6 million, compared to $12.2 million in the prior year period. Gross margin improved to 43.1% compared to 33.5% in the prior year period.
•
Gross profit on payments, software, and advisory revenue (excluding equipment sales) increased 32.8% to $15.4 million, compared to $11.6 million in the prior year period. Gross margin improved to 51.0% compared to 46.2% in the prior year period.

•
Non-GAAP adjusted gross profit increased 35.3% year-over-year to $22.4 million, compared to $16.6 million in the prior year period. Non-GAAP adjusted gross margin improved to 54.9% compared to 45.4% in the prior year period.

•
Non-GAAP adjusted gross profit on payments, software, and advisory revenue (excluding equipment sales) increased 26.9% to $20.2 million, compared to $15.9 million in the prior year period. Related Non-GAAP adjusted gross margin improved to 66.9% compared to 63.6% in the prior year period.

•	Net loss decreased to $1.3 million from a net loss of $6.8 million in the prior year period.
•	Non-GAAP adjusted EBITDA increased 68.5% to $8.4 million, compared to $5.0 million in the prior year period.
•	Year-to-date monetized transaction volume (MTV) increased 25.8% to $755.7 million, compared to $600.7 million in the prior year period.
•	Dollar-based net revenue retention was 109.0% for the trailing twelve months (TTM) ended March 31, 2022 compared to 95.3% for the TTM ended March 31, 2021.

Reconciliations of the Non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of the measures, why we believe they are meaningful, and how they are defined is also included under the heading “Non-GAAP Financial Measures and Certain Key Operating Metrics” below.

First Quarter 2022 Business Highlights:

•	Signed a new multi-year agreement to provide order-to-cash solutions to a leading group purchasing organization with multi-billion dollars of purchasing volume.
•	Completed integration and rebranding of 2020 acquisition of Vendorin to Corcentric Payments.
•	Presented at numerous payments, procurement, and supply chain events in North America and Europe.

Corcentric’s Founder, CEO, and Chairman Douglas W. Clark, commented, “We are pleased with our first quarter results, as we continue to deliver consistent, sustainable, and profitable growth at scale. We believe our new order-to-cash contract will represent a major win for Corcentric once the customer is fully ramped, and we are excited by the positive momentum in our business. This strong first quarter solidifies our confidence in our full year 2022 outlook.”

Clark continued, “We look forward to our entrance into the public markets, targeted for the third quarter of 2022, through our pending merger with North Mountain Merger Corp. and executing upon our shared vision to grow and scale the business to transform how companies purchase, pay, and get paid.”

As a reminder, in December 2021 Corcentric announced its plans to become a publicly-listed company through a business combination with North Mountain Merger Corp. (NASDAQ: NMMC) (“NMMC” or “North Mountain”), a publicly traded special purpose acquisition company.

2022 Business Outlook
Corcentric’s 2022 outlook consists of $145 million of payments, software, and advisory revenue and adjusted EBITDA of $42 million (excluding estimated public company costs of $4.8 million).

Transaction Overview
As previously announced on December 10, 2021, Corcentric and North Mountain announced that they have entered into a definitive agreement to consummate a business combination (the “Transaction”). Upon the closing of the Transaction, the combined entity (the “Company”) will be named Corcentric, Inc. and will become a publicly traded company. The Company’s common stock is expected to be listed on the Nasdaq Global Market.

The Transaction has been unanimously approved by the Board of Directors of Corcentric and the Board of Directors of North Mountain and is expected to close in the third quarter of 2022, subject to the satisfaction of customary closing conditions, including the receipt of requisite regulatory approvals and the approval of the shareholders of North Mountain.

About Corcentric
Corcentric is a leading global provider of payments, procurement, accounts payable, and accounts receivable solutions to enterprise and middle-market companies. Corcentric delivers software, advisory services, and payments focused on reducing costs, optimizing working capital, and unlocking revenue. To learn more, please visit www.corcentric.com.

About North Mountain Merger Corp.
North Mountain Merger Corp. is a special purpose acquisition company (or SPAC) which raised $132.25 million in its IPO in September 2020 and is listed on the Nasdaq Capital Market (NASDAQ: NMMC). North Mountain Merger Corp. was founded to pursue an initial business combination, with a specific focus on businesses in the financial technology segment of the broader financial services industry. For more information, please visit www.northmountainmerger.com.

Forward-Looking Statements
Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the Transaction, the estimated or anticipated future results and benefits of the combined company following the Transaction, including the likelihood and ability of the parties to successfully consummate the Transaction, future opportunities for the combined company (including, but not limited to, actual revenue generated from new or existing customer contracts), and other statements that are not historical facts. These statements are based on the current expectations of North Mountain’s and Corcentric’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of North Mountain and Corcentric. These statements are subject to a number of risks and uncertainties regarding Corcentric’s businesses and the Transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, ability to meet the closing conditions to the Transaction, including approval by stockholders of North Mountain and Corcentric on the expected terms and schedule and the risk that regulatory approvals required for the Transaction are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the Transaction; failure to realize the benefits expected from the proposed Transaction; a decline in the price of our securities following the Transaction if it fails to meet the expectations of investors or securities analysts; the amount of redemption requests made by North Mountain’s public stockholders; the ability of North Mountain or the combined company to issue equity or equity-linked securities in connection with the Transaction or in the future; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the proposed Transaction; business disruption following the Transaction; risks related to the impact of the COVID-19 pandemic on the financial condition and results of operations of North Mountain and Corcentric; risks related to North Mountain’s or Corcentric’s indebtedness; other consequences associated with mergers, acquisitions, and divestitures and legislative and regulatory actions and reforms; Corcentric’s ability to maintain its current rate of growth; adjusting Corcentric’s cost structure to quickly reflect changes in revenues; maintenance and renewal of customer contracts and subscriptions; competition in the software and payments solutions industries; Corcentric’s ability to raise additional capital; reliance on Corcentric’s relationships with service providers and suppliers; the successful integration of potential targets, products, or technologies; Corcentric’s ability to improve its operational, financial, and management controls; Corcentric’s failure to offer high-quality customer support; Corcentric’s ability to maintain its revenues and margins while offering discounts for its private commerce network buyers and suppliers; Corcentric’s failure to maintain and enhance awareness of its brand; Corcentric’s failure to maintain contracts with private commerce network solutions buyers and suppliers; increased costs associated with being a public company; the unpredictable sales cycles of Corcentric’s end markets; risks associated with Corcentric’s brokerage activities as sellers of capital equipment; cybersecurity incidents; ability to prevent fraudulent activities by Corcentric’s customers, employees, or other third parties; potential interruptions or delays in third-party services; protection of proprietary rights; intellectual property infringement, data protection, and other losses; compliance with federal, state, and local laws as well as statutory and regulatory requirements; risks of implementing controls and procedures required for public companies following the Transaction; and the ability of Corcentric or the combined Company to issue equity or equity-linked securities with the proposed Transaction or in the future; and those factors discussed in North Mountain’s Form 10-K for the year ended December 31, 2021, under Risk Factors in Part I, Item 1A and other documents of North Mountain filed, or to be filed, with the SEC.

If any of these risks materialize or if assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that North Mountain or Corcentric presently do not know or that North Mountain or Corcentric currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide North Mountain’s and Corcentric’s expectations, plans, or forecasts of future events and views as of the date of this press release. North Mountain and Corcentric anticipate that subsequent events and developments will cause their assessments to change. However, while North Mountain or Corcentric may elect to update these forward-looking statements at some point in the future, North Mountain and Corcentric specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing North Mountain’s or Corcentric’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures and Certain Key Operating Metrics
Some of the financial information contained in this press release has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Such financial information is identified as such within the press release. Corcentric believes that the use of these non-GAAP financial measures provides an additional tool for management and investors to use in evaluating Corcentric’s actual and projected financial condition and operating results and trends in and in comparing Corcentric’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Corcentric does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and other amounts that are required by GAAP to be recorded in Corcentric’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and other amounts are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Corcentric presents non-GAAP financial measures in connection with GAAP results. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. Corcentric is not providing a reconciliation of its projected non-GAAP adjusted gross profit, non-GAAP adjusted gross margin, or non-GAAP adjusted EBITDA for 2022 to the most directly comparable measure prepared in accordance with GAAP because such reconciliations are not meaningful or available without unreasonable effort as certain items are excluded from these non-GAAP measures, such as depreciation and amortization allocated to costs of revenue and charges related to stock-based compensation expenses, which cannot be reasonably calculated or predicted. You should review Corcentric’s audited Consolidated Financial Statements and related notes for the year ended December 31, 2021 and the other financial information included in the Registration Statement as discussed below. In addition, we have described below Monetized Transaction Volume (MTV) and Dollar Based Net Revenue Retention (DBNRR), each of which is a key operational metric for our business.

•
Adjusted gross profit (non-GAAP) is defined as total revenues less total direct costs of revenue, excluding depreciation and amortization, plus stock-based compensation expense included in total direct costs of revenue.

•	Adjusted gross margin (non-GAAP) is defined as adjusted gross profit divided by total revenues.
•	EBITDA is defined as net income (loss) from continuing operations adjusted for (i) Interest expense, net; (ii) Provision (benefit) for income taxes; and (iii) Depreciation and amortization.
•
Adjusted EBITDA (non-GAAP) is defined as EBITDA adjusted for (i) Stock-based compensation; (ii) Foreign exchange gain (loss); (iii) Equity in loss (income) of affiliate; (iv) Acquisition costs; and (v) Restructuring and strategic project expenses which qualify as adjustments to EBITDA as defined in our credit agreements.

•	Monetized Transaction Volume (“MTV”) is the dollar value of customer payment transactions that we process through our payment network and is a key driver of our payments revenue.
•
Dollar Based Net Revenue Retention (“DBNRR”) is a measure of customer retention. We calculate DBNRR at the end of each period by dividing the current period revenue from customers that existed during the prior year period by the revenue generated from the identical customer set during the prior period. Customers obtained through acquisition are not included in the calculation until revenues generated from them are comparable in both the current and prior periods. This calculation includes only our payments and software revenues as our advisory and equipment sale revenues are non-recurring in nature.

Important Additional Information and Where to Find It
In connection with the contemplated Transaction, North Mountain has filed a preliminary registration statement on Form S-4 (the “Registration Statement”), which included a proxy statement/prospectus, with the U.S. Securities and Exchange Commission (the “SEC”). A definitive proxy statement/final prospectus will also be sent to the stockholders of North Mountain, seeking any required stockholder approval. This press release is not a substitute for the definitive proxy statement/final prospectus, or any other document that North Mountain will send to its stockholders. Before making any voting or investment decision, investors and security holders of North Mountain are urged to carefully read the entire Registration Statement and proxy statement/prospectus, and any other relevant documents filed with the SEC as well as any amendments or supplements to these documents because they will contain important information about Corcentric, North Mountain and the proposed Transaction.  Stockholders will also be able to obtain copies of such documents, without charge, at the SEC’s website located at www.sec.gov. In addition, the documents filed by North Mountain may be obtained free of charge from North Mountain at www.nmmergercorp.com. Alternatively, these documents can be obtained free of charge from North Mountain upon written request to North Mountain Merger Corp., 767 Fifth Avenue, 9th Floor, New York, NY, 10153, ATTN: Secretary, or by calling (646) 446-2700. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation
North Mountain, North Mountain’s sponsor, Corcentric and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of North Mountain, in connection with the proposed Transaction. Information regarding North Mountain’s directors and executive officers is contained in North Mountain’s Annual Report on Form 10-K for the year ended December 31, 2021, which is filed with the SEC. Additional information regarding the interests of those participants, the directors and executive officers of Corcentric and other persons who may be deemed participants in the Transaction may be obtained by reading the Registration Statement and the proxy statement/prospectus and other relevant documents filed with the SEC. Free copies of these documents may be obtained as described above.

No Offer or Solicitation
This press release is for informational purposes only and shall not constitute a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed Transaction. This press release shall also not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale, issuance, or transfer of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Investor Contact for Corcentric:
Ankit Hira or Ed Yuen
Solebury Trout for Corcentric
ir@corcentric.com
(800) 846-6166

Media Contact for Corcentric:
Stacy Bronstein
Director of Communications
sbronstein@corcentric.com
(267) 807-0164

Contact for North Mountain Merger Corp.
Charles B. Bernicker
(646) 446-2700

Corcentric, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)
(unaudited)

	Three months ended March 31,
	2022	2021
Revenue:
Payments, software and advisory revenue	$30,125	$25,002
Equipment sales	10,706	11,470
Total revenues	40,831	36,472
Direct costs of revenues (excluding depreciation and amortization shown separately below):
Direct costs of payments, software and advisory revenue	10,041	9,176
Direct costs of equipment sales	8,446	10,797
Total direct costs of revenue	18,487	19,973
Operating expenses:
Research and development	1,081	566
Sales and marketing	6,710	6,367
General and administrative	7,140	5,915
Depreciation and amortization	5,966	5,765
Total operating expenses	20,897	18,613
Operating income (loss)	1,447	(2,114)
Interest expense	(2,274)	(2,387)
Interest income	28	22
Foreign exchange gain	157	111
Loss before income taxes and equity in income of affiliate	(642)	(4,368)
Provision for income taxes	(544)	(2,439)
Equity in (loss) income of affiliate	(70)	34
Net loss	$(1,256)	$(6,773)
Less preferred stock dividends and accretion of preferences	(5,493)	(5,304)
Net loss available for common stockholders	$(6,749)	$(12,077)

Net loss per common share, basic and diluted	$(0.47)	$(0.93)
Weighted average common shares outstanding:
Basic shares and diluted shares	14,484,890	12,917,379

Comprehensive loss
Net loss	$(1,256)	$(6,773)
Cumulative translation adjustment	(502)	(288)
Comprehensive loss	$(1,758)	$(7,061)

Corcentric, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2022 (unaudited)	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$8,628	$9,856
Accounts receivable, net	280,959	239,404
Rebates, fees, and other receivables	9,163	10,735
Inventories, prepaid expenses, and other current assets	29,837	17,705
Total current assets	328,587	277,700
Property and equipment, net	28,363	26,499
Goodwill	114,139	114,497
Other intangible assets, net	34,910	37,483
Other assets	13,146	12,753
Operating lease right-of-use assets	4,868	-
Total assets	$524,013	$468,932
Liabilities, mezzanine equity and stockholders' equity (deficit)
Current liabilities:
Current portion of long-term debt, net	$751	$751
Accounts payable	203,570	152,540
Rebates payable	8,704	6,785
Current portion of operating lease liabilities	1,377	-
Accrued expenses and other current liabilities	28,234	27,298
Total current liabilities	242,636	187,374
Long-term debt, net	154,813	164,625
Deferred income taxes	2,298	2,092
Other liabilities	9,001	1,084
Operating lease liabilities, net of current portion	3,580	-
Total liabilities	412,328	355,175
Mezzanine equity:
Redeemable preferred stock - $0.001 par value per share; 2,700,967 shares authorized; 2,700,967 shares issued and outstanding at March 31, 2022 and December 31, 2021	115,024	109,531
Redeemable common stock - $.001 par value; 3,502,268 issued and outstanding at March 31, 2022 and December 31, 2021	5,419	5,419
Stockholders' equity (deficit):
Common stock - $0.001 par value per share; 35,000,000 shares authorized; 13,343,058 shares issued and 11,241,054 shares outstanding at March 31, 2022; 13,343,058 shares issued and 11,276,027 shares outstanding at December 31, 2021	12	12
Additional paid-in capital	59,940	59,222
Cumulative translation adjustments	(327)	175
Retained earnings (accumulated deficit)	(45,455)	(38,709)
Treasury stock at cost, 2,102,004 and 2,067,031 shares at March 31, 2022 and December 31, 2021, respectively	(22,928)	(21,893)
Total stockholders' equity (deficit)	(8,758)	(1,193)
Total liabilities, mezzanine equity and stockholders' equity (deficit)	$524,013	$468,932

Corcentric, Inc.
Condensed Consolidated Statements of Changes in Mezzanine Equity and Stockholders' Equity (Deficit)
(in thousands, except share data)
(unaudited)

	Three months ended March 31, 2022
	Mezzanine Equity				Stockholders' Equity (Deficit)
	Redeemable Preferred Stock		Redeemable Common Stock		Common Stock		Additional Paid-In Capital	Cumulative Translation Adjustments	Retained Earnings (Accumulated Deficit)	Treasury Stock at Cost
	Shares	Amount	Shares	Amount	Shares	Amount				Shares	Amount	Total
Balance at December 31, 2021	2,700,967	$109,531	3,502,268	$5,419	13,343,058	$12	$59,222	$175	$(38,709)	2,067,031	$(21,893)	$(1,193)
Stock-based compensation	-	-	-	-		-	699	-	-	-	-	699
Repurchases of common stock	-	-	-	-	-	-	-	-	-	34,973	(1,035)	(1,035)
Accretion of redemption preference and issuance costs	-	2,244	-	-	-	-	-	-	(2,244)	-	-	(2,244)
Accumulated dividends	-	3,249	-	-	-	-	-	-	(3,249)	-	-	(3,249)
Other share activity	-	-	-	-	-	-	19	-	3	-	-	22
Cumulative translation adjustments	-	-	-	-	-	-	-	(502)	-	-	-	(502)
Net loss	-	-	-	-	-	-	-	-	(1,256)	-	-	(1,256)
Balance at March, 31, 2022	2,700,967	$115,024	3,502,268	$5,419	13,343,058	$12	$59,940	$(327)	$(45,455)	2,102,004	$(22,928)	$(8,758)

	Three months ended March 31, 2021
	Mezzanine Equity				Stockholders' Equity
	Redeemable Preferred Stock		Redeemable Common Stock		Common Stock		Additional Paid-In Capital	Cumulative Translation Adjustments	Retained Earnings	Treasury Stock at Cost
	Shares	Amount	Shares	Amount	Shares	Amount				Shares	Amount	Total
Balance at December 31, 2020	2,700,967	$88,195	3,502,268	$5,419	11,614,800	$10	$34,651	$853	$15,415	1,921,447	$(18,285)	$32,644
Stock-based compensation	-	-	-	-	-	-	571	-	-	-	-	571
Repurchases of common stock	-	-	-	-	-	-	-	-	-	17,964	(144)	(144)
Accretion of redemption preference and issuance costs	-	2,244	-	-	-	-	-	-	(2,244)	-	-	(2,244)
Accumulated dividends	-	3,060	-	-	-	-	-	-	(3,060)	-	-	(3,060)
Other share activity	-	-	-	-	-	-	19	-	-	-	-	19
Cumulative translation adjustments	-	-	-	-	-	-	-	(288)	-	-	-	(288)
Net loss	-	-	-	-	-	-	-	-	(6,773)	-	-	(6,773)
Balance at March 31, 2021	2,700,967	$93,499	3,502,268	$5,419	11,614,800	$10	$35,241	$565	$3,338	1,939,411	$(18,429)	$20,725

Corcentric, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(1,256)	$(6,773)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	5,966	5,765
Bad debt expense (net of recoveries)	522	532
Stock-based compensation	699	571
Other share activity	20	19
Deferred income tax expense	206	2,394
Amortization of debt issuance costs	358	358
Equity in (income) loss of affiliate	70	(34)
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(40,505)	(22,709)
Other current assets	(12,232)	(501)
Accounts payable	51,030	21,901
Accrued expenses and other current liabilities	2,456	213
Other assets and liabilities	8,050	554
Net change in right-of-use assets and liabilities	89	-
Net cash provided by operating activities	15,473	2,290
Cash flows from investing activities:
Purchases of property and equipment (including software development)	(5,229)	(3,639)
Net cash used in investing activities	(5,229)	(3,639)
Cash flows from financing activities:
Proceeds from line of credit	604,431	474,957
Repayments on line of credit	(614,056)	(474,468)
Repayment of term loan	(350)	(350)
Repurchases of common stock	(1,035)	(144)
Debt issuance costs	(32)	-
Payment of offering costs	(359)	-
Net cash used in financing activities	(11,401)	(5)
Net decrease in cash and cash equivalents	(1,157)	(1,354)
Effect of exchange rate on cash	(71)	(111)
Cash and cash equivalents, beginning of period	9,856	10,721
Cash and cash equivalents, end of period	$8,628	$9,256
Supplemental disclosures of cash flow information
Cash paid for interest	$1,818	$1,894
Cash income tax (refunds), net of payments made	$(1,504)	$(30)

Reconciliation of GAAP to Non-GAAP Financial Information
(unaudited)

	Payment , Software & Advisory		Equipment Sales		Total
	Three months ended March 31,		Three months ended March 31,		Three months ended March 31,
(in thousands)	2022	2021	2022	2021	2022	2021
Revenue	$30,125	$25,002	$10,706	$11,470	$40,831	$36,472
Direct costs of revenues	(10,041)	(9,176)	(8,446)	(10,797)	(18,487)	(19,973)
Depreciation and amortization allocated to costs of revenue	(4,726)	(4,264)	-	-	(4,726)	(4,264)
Gross profit	15,358	11,562	2,260	673	17,618	12,235
Depreciation and amortization	4,726	4,264	-	-	4,726	4,264
Stock-based compensation expense included in cost of revenues	83	72	-	-	83	72
Adjusted gross profit (Non-GAAP)	$20,167	$15,898	$2,260	$673	$22,427	$16,571

Gross margin	51.0%	46.2%	21.1%	5.9%	43.1%	33.5%
Adjusted gross margin (Non-GAAP)	66.9%	63.6%	21.1%	5.9%	54.9%	45.4%

Reconciliation of GAAP to Non-GAAP Financial Information
(unaudited)

	Three months ended March 31,
(in thousands)	2022	2021
Net (loss) income	$(1,256)	$(6,773)
Adjustments:
Interest expense, net	2,246	2,365
Provision for income taxes	544	2,439
Depreciation and amortization	5,966	5,765
Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)	$7,500	$3,796

Adjustments:
Stock-based compensation expense	$699	$571
Foreign currency (gain) loss	157	111
Equity in (income) loss of affiliate	(70)	34
Acquisition costs 1	139	33
Restructuring and strategic project expenses 2	-	454
Adjusted EBITDA (Non-GAAP)	$8,425	$4,999

[1]
For the three months ended March 31, 2022, represents the provision for earn out compensation that may become payable to certain employees who are former shareholders of Vendorin LLC, if performance criteria are achieved. For the three months ended March 31, 2021, represents legal, accounting and other professional fees incurred in connection with the acquisition of Vendorin LLC (2020).

[2]	For the three months ended March 31, 2021, represents transaction costs associated with the Business Combination and charges associated with severance.

Disaggregated revenue table

The table below summarizes the revenue recognized by the Company for the three months ended March 31, 2022 and 2021 by primary revenue source:

	Three months ended March 31,
	2022	2021
Payments	$16,519	$13,555
Software	8,051	8,115
Advisory	5,555	3,332
Equipment sales	10,706	11,470
Total revenues	$40,831	$36,472